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SECURITIES AND EXCHANGE COMMISSION, WASHINGTON, D.C. 20549

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934

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☐	Soliciting Material Pursuant under Rule 14a-12
ARRAY BIOPHARMA INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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3200 WALNUT STREET
BOULDER, COLORADO 80301

October 1, 2003

Dear Fellow Stockholder:

        You are cordially invited to attend Array BioPharma Inc.'s Annual Meeting of Stockholders on October 30, 2003, at 2:00 p.m., Mountain Standard Time, at the Hotel Boulderado, 2115 13th Street, Boulder, Colorado 80302.

        The matters to be acted on at the Annual Meeting are described in the enclosed notice and Proxy Statement. A proxy card on which to indicate your vote and a postage-paid return envelope are also enclosed as well as a copy of our fiscal year 2003 Annual Report.

        We realize that you may not be able to attend the Annual Meeting and vote your shares in person. However, regardless of your meeting attendance, we need your vote. We urge you to complete, sign and return the enclosed proxy card to ensure that your shares are represented. If you decide to attend the Annual Meeting, you may revoke your proxy at that time and vote your shares in person.

        Please remember, this is your opportunity to voice your opinion on matters affecting Array. We look forward to receiving your proxy and perhaps seeing you at the Annual Meeting.

Sincerely,

Robert E. Conway Chief Executive Officer

Enclosures

3200 WALNUT STREET
BOULDER, COLORADO 80301

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be held on October 30, 2003

        You are cordially invited to attend the 2003 Annual Meeting of Stockholders of Array BioPharma Inc. to be held on October 30, 2003, at 2:00 p.m., Mountain Standard Time, at the Hotel Boulderado, 2115 13th Street, Boulder, Colorado 80302, to consider and vote upon the following matters:

  •
  Election of two Class III directors to serve for a three-year term of office expiring at the 2006 Annual Meeting of Stockholders;

  •
  Ratification of the appointment of Ernst & Young LLP as independent auditors for the fiscal year ending June 30, 2004; and

  •
  Any other matter that properly comes before the Annual Meeting.

        Only stockholders of record at the close of business on September 17, 2003, will be entitled to vote at the Annual Meeting or any adjournments thereof.

        YOUR VOTE IS VERY IMPORTANT. IF YOU ARE UNABLE TO BE PRESENT AT THE ANNUAL MEETING, PLEASE SIGN AND DATE THE ENCLOSED PROXY, WHICH IS BEING SOLICITED BY THE BOARD OF DIRECTORS, AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

By order of the Board of Directors,

Robert E. Conway Chief Executive Officer

Boulder, Colorado
October 1, 2003

3200 WALNUT STREET
BOULDER, COLORADO 80301

PROXY STATEMENT
FOR
ANNUAL MEETING OF STOCKHOLDERS

To be held on October 30, 2003

        This Proxy Statement is furnished to stockholders of Array BioPharma Inc., a Delaware corporation, in connection with the solicitation of proxies for use at the Annual Meeting of Stockholders of Array to be held on October 30, 2003, at 2:00 p.m., Mountain Standard Time, at the Hotel Boulderado, 2115 13th Street, Boulder, Colorado 80302, for the purposes set forth in the Notice of Meeting. This solicitation of proxies is made on behalf of our Board of Directors.

        Holders of record of shares of our common stock as of the close of business on the record date, September 17, 2003, are entitled to receive notice of, and to vote at, the Annual Meeting. The common stock constitutes the only class of securities entitled to vote at the Annual Meeting, and each share of common stock entitles the holder thereof to one vote. At the close of business on September 17, 2003, there were 28,275,668 shares of common stock outstanding.

        Shares represented by proxies in the form enclosed that are properly executed and returned and not revoked will be voted as specified. Where no specification is made on a properly executed and returned form of proxy, the shares will be voted FOR the election of all nominees for Class III directors and FOR the ratification of Ernst & Young LLP as independent auditors for the fiscal year ending June 30, 2004. We know of no business other than the election of directors and the ratification of the independent auditors to be transacted at the Annual Meeting. If other matters requiring a vote do arise, the persons named in the proxy intend to vote in accordance with their judgment on such matters.

        To be voted, proxies must be filed with our Secretary prior to the time of voting. Proxies may be revoked at any time before they are exercised by filing with our Secretary a notice of revocation or a later dated proxy, or by voting in person at the Annual Meeting.

        Our 2003 Annual Report to Stockholders for the fiscal year ended June 30, 2003, is enclosed with this Proxy Statement. This Proxy Statement, the Proxy Card and the 2003 Annual Report to Stockholders were mailed to stockholders on or about October 1, 2003. Our executive offices are located at 3200 Walnut Street, Boulder, Colorado 80301.

PROPOSAL 1
ELECTION OF DIRECTORS

Board of Directors

        Our Board of Directors is composed of nine members divided into three classes having staggered three-year terms. At each Annual Meeting of Stockholders, the successors to the class of directors whose terms expired will be elected to serve three-year terms. The terms of the Class III directors will expire at the Annual Meeting. The current Class III directors are Francis J. Bullock, Ph.D., Kirby L. Cramer and Kevin Koch, Ph.D. Mr. Cramer has chosen to retire from the Board of Directors when his term expires. The Corporate Governance Committee has initiated a search for a suitable candidate to fill the seat being vacated by Mr. Cramer, and the Board intends to fill the vacancy as soon as practicable. Dr. Bullock and Dr. Koch have been nominated for reelection at the Annual Meeting as directors to hold office until the 2006 Annual Meeting of Stockholders and until their successors are elected and qualified. Each of the nominees has consented to serve a term as a Class III director. Should either or both of the nominees become unable to serve for any reason prior to the Annual Meeting, the Board of Directors may designate substitute nominees, in which event the persons named in the enclosed proxy will vote for the election of such substitute nominee or nominees, or may reduce the number of directors on the Board of Directors.

Class III Director Nominees for Election to Term Expiring 2006

        The two directors standing for election are as follows:

        Francis J. Bullock, Ph.D., 66, has served as a member of our Board of Directors since May 1998. Since March 2002, Dr. Bullock has been a Senior Advisor for the Strategic Decisions Group, a management consulting firm. From September 1993 to March 2002, Dr. Bullock was a senior consultant for Arthur D. Little, Inc., concentrating on pharmaceutical and biotechnology research and development, as well as the fine chemicals and agricultural chemicals industries. From April 1981 until September 1993, Dr. Bullock served as Senior Vice President, Research Operations at Schering-Plough Research Institute. Dr. Bullock serves on the Boards of Directors of GTC Biotherapeutics, Inc. and Atherex. Dr. Bullock received a B.S. in pharmacy from the Massachusetts College of Pharmacy, an A.M. in organic chemistry from Harvard University and a Ph.D. in organic chemistry from Harvard University.

        Kevin Koch, Ph.D., 43, has served as our President, our Chief Scientific Officer and a member of our Board of Directors since May 1998. Prior to joining Array, Dr. Koch was an Associate Director of Medicinal Chemistry and Project Leader for the Protease Inhibitor and New Leads project teams from May 1995 to April 1998 for Amgen Inc. From September 1988 until May 1995, Dr. Koch held various positions with Pfizer Central Research, including Senior Research Investigator-Project Coordinator for the Cellular Migration and Immunology Project Teams. From May 1998 to May 2003, Dr. Koch was an elected board member of the Inflammation Research Association. Dr. Koch received a B.S. in chemistry and biochemistry from the State University of New York at Stony Brook and a Ph.D. in synthetic organic chemistry from the University of Rochester.

Required Vote

        The two nominees for director will be elected upon a favorable vote of a plurality of the shares of our common stock present, in person or by proxy, and entitled to vote at the Annual Meeting. Shares represented by proxies cannot be voted for more than the two nominees for director.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE IN FAVOR OF EACH OF
THE NOMINEES FOR ELECTION AS CLASS III DIRECTORS TO THE BOARD.

Directors Continuing in Office

        Term Expiring 2004—Class I.    The following Class I directors have terms expiring at the Annual Meeting of Stockholders in 2004:

        David L. Snitman, Ph.D., 51, has served as our Chief Operating Officer, our Vice President of Business Development and a member of our Board of Directors since May 1998. Prior to joining Array, Dr. Snitman held various positions with Amgen Inc. since December 1981, including Associate Director of New Products and Technology and Manager of Amgen's Boulder facility. Dr. Snitman also serves on the Board of Directors of Dharmacon, Inc. Dr. Snitman received a B.S. in chemistry from Northeastern University and a Ph.D. in the synthesis of natural products from the University of Colorado, and was a National Institutes of Health Postdoctoral Fellow at the Massachusetts Institute of Technology.

        Gil J. Van Lunsen, 61, has served as a member of our Board of Directors and chair of the Board's Audit Committee since October 2002, replacing Dr. Robert Overell, who resigned at that time. Prior to his retirement in June 2000, Mr. Van Lunsen was a Managing Partner of KPMG LLP and led the firm's Tulsa, Oklahoma office. During his 33-year career, Mr. Van Lunsen held various positions of increasing responsibility with KPMG. He was elected to the partnership in 1977. Mr. Van Lunsen is currently the Audit Committee Chairman at both Hillcrest Healthcare System in Tulsa, Oklahoma and VariL Company, Inc. in Denver, Colorado. Additionally, Mr. Van Lunsen was a member of the Ethics Compliance Committee of Tyson Foods, Inc. From January 1997 to December 2002. Mr. Van Lunsen received a B.S./B.A. in Accounting from the University of Denver and is a Certified Public Accountant.

        John L. Zabriskie, Ph.D., 64, has served as a member of our Board of Directors since January 2001. Dr. Zabriskie is Co-Founder and Director of Puretech Ventures, LLC, President of Lansing Brown Investments, LLC, and is the past Chairman of the Board, Chief Executive Officer and President of NEN Life Science Products, Inc., a leading supplier of kits for labeling and detection of DNA. Prior to joining NEN Life Science Products, Dr. Zabriskie was President and Chief Executive Officer of Pharmacia and Upjohn Inc. As Chairman of the Board and Chief Executive Officer of Upjohn, Dr. Zabriskie led the Upjohn project, which resulted in the $12 billion merger of equals with Pharmacia. Prior to joining Upjohn in 1994, Dr. Zabriskie was Executive Vice President for Merck & Co., Inc. Dr. Zabriskie currently serves on the Boards of Directors of Biosource International, Inc., Cubist Pharmaceutical Inc., Kellogg Co., MacroChem Corp., Dharmacon, Inc., Protein Forrest Inc. and Puretech Ventures. Dr. Zabriskie received his undergraduate degree in chemistry from Dartmouth College and his Ph.D. in organic chemistry from the University of Rochester.

        Term Expiring 2005—Class II.    The following Class II directors have terms expiring at the Annual Meeting of Stockholders in 2005:

        Marvin H. Caruthers, Ph.D., 63, has served as a member of our Board of Directors since August 1998. Since 1979, Dr. Caruthers has been a Distinguished Professor of Biochemistry and Bioorganic Chemistry at the University of Colorado, Boulder. Dr. Caruthers is a member of the National Academy of Sciences and the American Academy of Arts and Sciences and was previously a member of the scientific advisory board of Amgen Inc. Dr. Caruthers also serves on the Board of Directors of Dharmacon, Inc. Dr. Caruthers received a B.S. in chemistry from Iowa State University and a Ph.D. in chemistry from Northwestern University.

        Robert E. Conway, 49, has served as our Chief Executive Officer and a member of our Board of Directors since November 1999. From October 1996 to October 1999, Mr. Conway was the Chief Operating Officer and Executive Vice President of the Clinical Trials Division of Hill Top Research, Inc. where he managed 22 company-owned research centers conducting clinical trials for pharmaceutical and biotechnology companies. From 1979 until 1996, Mr. Conway held various executive positions with Corning, Inc., including Corporate Vice President and General Manager of

Corning Hazleton, Inc., a preclinical contract research organization, where he was responsible for North American operations. Mr. Conway serves on the Board of Directors of DEMCO, Inc. Mr. Conway received a B.S. in accounting from Marquette University and an M.B.A. from the University of Cincinnati, and is a Certified Public Accountant.

        Kyle A. Lefkoff, 44, has served as the Chairman of our Board of Directors since May 1998. Since 1995, Mr. Lefkoff has been a General Partner of Boulder Ventures Limited, a venture capital firm and a prior investor in our company. From June 1986 until June 1995, Mr. Lefkoff was employed by Colorado Venture Management, a venture capital firm. Mr. Lefkoff serves on the Boards of Directors of Trust Company of America, Metabolite Laboratories, Inc., Lefthand Networks Inc. and Dharmacon, Inc. Mr. Lefkoff received a B.A. in economics from Vassar College and an M.B.A. from the University of Chicago.

Meetings and Committees of the Board of Directors

        Our Board of Directors held six meetings during the fiscal year ended June 30, 2003. During the fiscal year, none of the directors attended fewer than 75% of the aggregate of (i) all meetings of the Board of Directors and (ii) all meetings of committees of which such director was a member. Our Board of Directors has established three committees, a Compensation Committee, an Audit Committee and a Corporate Governance Committee.

        Compensation Committee.    The Compensation Committee is responsible for determining executive officers' compensation, evaluating the performance of the Chief Executive Officer and administering the Amended and Restated Array BioPharma Inc. Stock Option and Incentive Plan and the Array BioPharma Inc. Employee Stock Purchase Plan. The Compensation Committee held four meetings during the fiscal year ended June 30, 2003. Dr. Bullock and Mr. Lefkoff are members of the Compensation Committee. Dr. Robert Overell served as a member of the Compensation Committee until his resignation in October 2002, at which time Dr. Caruthers was appointed. All of the current members of our Compensation Committee are independent as defined by applicable Nasdaq Marketplace Rules. For more information on our Compensation Committee, please see the "Compensation Committee Report on Executive Compensation" on page 14.

        Audit Committee.    The Audit Committee is responsible for (1) retaining, overseeing and approving the fees of our independent public accountants, (2) reviewing audit plans and results with our independent public accountants, (3) reviewing the independence of the independent public accountants, (4) pre-approving all audit and non-audit fees, and (5) reviewing our internal accounting controls and discussing the adequacy of those controls with our Chief Executive Officer and Chief Financial Officer. The Audit Committee held five meetings during the fiscal year ended June 30, 2003. Mr. Cramer and Dr. Zabriskie are members of the Audit Committee. Dr. Bullock served as a member of the Audit Committee until his resignation from the Committee in October 2002, at which time Mr. Van Lunsen was appointed. All of the members of the Audit Committee are independent as defined by applicable Nasdaq Marketplace Rules. For more information on our Audit Committee, please see the "Audit Committee Report" on page 6.

        Corporate Governance Committee.    In August 2002, the Board of Directors established the Corporate Governance Committee, which is responsible for the implementation of Array's Corporate Governance Guidelines and the evaluation and recommendation to the Board of Directors of candidates for election to the Board. The Committee also recommends policies and standards for evaluating the overall effectiveness of the Board of Directors in the governance of Array and such other activities as the Board of Directors may delegate to it from time to time. The Corporate Governance Committee will consider director nominations from our stockholders. See the section below entitled "Stockholder Proposals for 2004 Annual Meeting" for information on submitting director nominations and other proposals for the 2004 annual meeting. The Corporate Governance

Committee held one meeting during the fiscal year ended June 30, 2003. Dr. Zabriskie, Mr. Lefkoff and Dr. Bullock are members of the Corporate Governance Committee, all of whom are independent as defined by applicable Nasdaq Marketplace Rules.

Compensation of Directors

        All of our directors are entitled to be reimbursed for reasonable expenses incurred by them in connection with their attendance at Board and committee meetings. In addition, during the fiscal year ended June 30, 2003, Mr. Van Lunsen was granted options to purchase 30,000 shares of our common stock upon joining on our Board of Directors. These options vest in three equal annual installments beginning October 31, 2003, based on his continued service on the Board. We have also granted our other non-employee directors options to purchase 30,000 shares of our common stock which vest in three annual installments beginning November 1, 2003, based on continued Board service. In addition, we paid our non-employee Board members $3,000 for each Board meeting and $1,000 for each meeting of a committee of the Board that they attended and an additional $1,000 for each committee meeting that they chaired. Dr. Overell was unable to accept any cash or equity compensation for his service on the Board. In fiscal year 2003, Mr. Lefkoff, Dr. Bullock, Dr. Caruthers, Mr. Cramer, Mr. Van Lunsen and Dr. Zabriskie were paid cash compensation for their services on the Board of Directors and as members of the committees of the Board on which they served of $21,000, $21,000, $17,000, $20,000, $17,000 and $22,000, respectively.

PROPOSAL 2
RATIFICATION OF INDEPENDENT AUDITORS

        We are asking the stockholders to ratify the Audit Committee's selection of Ernst & Young LLP as our independent auditors for the fiscal year ending June 30, 2004.

        If the stockholders fail to ratify the selection, the Audit Committee will reconsider its selection. Even if the selection is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent auditing firm at any time during the year if the Audit Committee feels that such a change would be in the best interests of Array and our stockholders.

        Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, and will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions. The affirmative vote of the holders of a majority of the shares represented in person or by proxy and voting at the Annual Meeting will be required to ratify the selection of Ernst & Young LLP.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE
IN FAVOR OF THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS
INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING JUNE 30, 2004.

AUDIT COMMITTEE REPORT

        The Audit Committee of our Board of Directors in fiscal year 2003 consisted of Kirby Cramer and John Zabriskie, Ph.D. Francis Bullock, Ph.D. was a member of our Audit Committee until his resignation from the committee in October 2002, at which time Gil Van Lunsen was appointed. Each of the members of our Audit Committee is an independent director as defined in Rule 4200(a)(15) of The Nasdaq Marketplace Rules. The Audit Committee's responsibilities are described in a written charter adopted by our Board of Directors, which was amended and restated in January of 2003 and is attached as an appendix to this Proxy Statement. This report is not soliciting material, is not deemed filed with the SEC and is not incorporated by reference in any of our filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date of this proxy statement and irrespective of any general incorporation language in any such filings.

        The Audit Committee reviewed and discussed the audited financial statements for the fiscal year ended June 30, 2003, with our management and with our independent auditors, Ernst & Young LLP. In addition, the Audit Committee discussed with Ernst & Young the matters required to be discussed by the Statement on Auditing Standards No. 61 relating to the conduct of the audit. The Audit Committee also discussed with Ernst & Young the written disclosures and the letter from Ernst & Young required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and considered the compatibility of the non-audit services provided by the auditors with the auditors' independence.

        Based on the Audit Committee's review of the audited financial statements and the review and discussions described in the second paragraph of this report, the Committee recommended to the Board of Directors that the audited financial statements for the fiscal year ended June 30, 2003 be included in the Annual Report on Form 10-K for the fiscal year ended June 30, 2003, for filing with the Securities and Exchange Commission.

Respectfully submitted,
Audit Committee Gil J. Van Lunsen Kirby L. Cramer John L. Zabriskie, Ph.D.

        We paid the following fees to Ernst & Young for the fiscal year ended June 30, 2003:

Audit Fees

        The aggregate fees for professional services rendered for the audit of the annual financial statements for the fiscal year ended June 30, 2003 and the reviews of the financial statements included in quarterly financial statements filed on Forms 10-Q for the fiscal year ended June 30, 2003, were $110,525.

Financial Information Systems Design and Implementation Fees

        No fees were billed by Ernst & Young for financial information systems design and implementation services.

All Other Fees

        The aggregate fees billed for services rendered by Ernst & Young, other than the fees discussed in the foregoing paragraphs, were $9,184, which related to tax and other accounting services.

PRINCIPAL STOCKHOLDERS

        The following table sets forth certain information regarding the beneficial ownership of our common stock as of August 31, 2003, by:

  •
  each of our Chief Executive Officer and our four other most highly compensated executive officers, whom we collectively refer to as our named executive officers;

  •
  each of our directors;

  •
  all of our directors and executive officers as a group; and

  •
  each person (or group of affiliated persons) known by us to beneficially own more than 5% of our outstanding common stock.

Name	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned(a)
Named Executive Officers
Robert E. Conway(b)	882,847	3.1%
Kevin Koch, Ph.D.(c)	892,672	3.1
David L. Snitman, Ph.D.(d)	1,561,689	5.5
John R. Moore(e)	15,912	*
Anthony D. Piscopio, Ph.D.(f)	801,706	2.8
Directors
Kyle A. Lefkoff(g)	116,635	*
Francis J. Bullock, Ph.D.(h)	50,000	*
Marvin H. Caruthers, Ph.D.(i)	460,884	1.6
Kirby L. Cramer(j)	10,000	*
Gil J. Van Lunsen	0	*
John L. Zabriskie, Ph.D.(k)	60,000	*
All directors and executive officers as a group (12 persons)(l)	5,031,204	17.1
Five Percent Shareholders
BVF Partners L.P/BVF Inc.(m)	4,150,035	14.7
Kopp Investment Advisors, Inc.(n)	3,609,910	12.8
Wellington Management(o)	2,782,091	9.8
Cooper Hill Partners(p)	1,563,400	5.5

*
Less than 1%.

(a)
Unless otherwise indicated, each person has sole voting and investment power with respect to shares shown as beneficially owned by such person. For purposes of calculating the number and percentage of shares beneficially owned, the number of shares of common stock deemed outstanding consists of 28,270,415 shares outstanding on August 31, 2003, plus the number of shares of common stock underlying stock options held by the named person that are exercisable as of October 30, 2003. Except as otherwise specified below, the address of each of the beneficial owners identified is 3200 Walnut Street, Boulder, Colorado 80301.

(b)
Includes 20,000 shares held in uniform gift to minor accounts for the benefit of Mr. Conway's children and options to purchase 651,187 shares of common stock that are exercisable within 60 days of August 31, 2003.

(c)
Includes options to purchase 125,683 shares of common stock that are exercisable within 60 days of August 31, 2003, 99,000 shares held in trust for the benefit of Dr. Koch's minor children, and the following shares held by Dr. Koch's spouse: options to purchase 12,443 shares of common stock that are exercisable within 60 days of August 31, 2003 and 32,930 shares of common stock.

(d)
Includes options to purchase 137,678 shares of common stock that are exercisable within 60 days of August 31, 2003 and 100,000 shares of common stock held in trust for the benefit of Dr. Snitman's children.

(e)
Includes options to purchase 13,832 shares of common stock that are exercisable within 60 days of August 31, 2003.

(f)
Includes options to purchase 103,718 shares of common stock that are exercisable within 60 days of August 31, 2003.

(g)
The address of Mr. Lefkoff is 1941 Pearl Street, Boulder, Colorado 80302. Includes 1,000 shares of common stock in trust for the benefit of Mr. Lefkoff's minor child and options to purchase 10,000 shares of common stock that are exercisable within 60 days of August 31, 2003.

(h)
Includes options to purchase 40,000 shares of common stock that are exercisable within 60 days of August 31, 2003.

(i)
All shares of stock are held by The Caruthers Family, LLC, of which Dr. Caruthers is the manager and a member. Dr. Caruthers disclaims beneficial ownership in these shares except to the extent of his pecuniary interest in such shares. Includes options to purchase 10,000 shares of common stock that are exercisable within 60 days of August 31, 2003.

(j)
Includes options to purchase 10,000 shares of common stock that are exercisable within 60 days of August 31, 2003.

(k)
Includes options to purchase 30,000 shares of common stock that are exercisable within 60 days of August 31, 2003.

(l)
Includes options to purchase 1,220,738 shares of common stock that are exercisable within 60 days of August 31, 2003.

(m)
Based on information set forth in Schedule 13F filed under the Securities Exchange Act of 1934 on August 14, 2003 by BVF Partners L.P. ("Partners") as the designated filer on behalf of itself and the other members of the group. Consists of shares beneficially owned by Biotechnology Value Fund, L.P. ("BVF"), shares beneficially owned by Biotechnology Value Fund II, L.P. ("BVF II"), shares beneficially owned by BVF Investments L.L.C. ("Investments"), and shares beneficially owned by Investment 10, L.L.C. ("Investment 10"). Partners and BVF Inc. share voting and dispositive power over the shares of common stock beneficially owned by BVF, BVF II, Investments and Investment 10, on whose behalf Partners acts as investment manager. Accordingly, Partners and BVF Inc. have beneficial ownership of all the shares held by these parties. The address of BVF Partners L.P. is 227 West Monroe Street, Suite 4800, Chicago, IL 60606.

(n)
Based on information set forth in Schedule 13F filed under the Exchange Act on July 25, 2003 and updated for subsequent purchases. The reporting entity shares voting and dispositive power over the shares as indicated in the filing. The address of Kopp Investment Advisors, Inc. is 7701 France Avenue South, Suite 500 Edina, MN 55435.

(o)
Based on information set forth in Schedule 13F filed under the Exchange Act on August 14, 2003. The reporting entity shares voting and dispositive power over the shares as indicated in the filing. The address of Wellington Management Company, LLP is 75 State Street, Boston, MA 02109.

(p)
Based on information set forth in Schedule 13F filed under the Exchange Act on August 14, 2003. The reporting entity shares voting and dispositive power over the shares as indicated in the filing. The address of Cooper Hill Partners LLC is 230 Park Avenue, 20th Floor, New York, NY 10169.

EXECUTIVE OFFICERS AND OTHER KEY EMPLOYEES

        The table below shows the names, ages and positions of our executive officers and other key employees as of August 31, 2003.

Name	Age	Position
Robert E. Conway	49	Chief Executive Officer
Kevin Koch, Ph.D.	43	President and Chief Scientific Officer
David L. Snitman, Ph.D.	51	Chief Operating Officer and Vice President, Business Development
R. Michael Carruthers	45	Chief Financial Officer
John R. Moore	39	Vice President, General Counsel and Secretary
Anthony D. Piscopio, Ph.D.	41	Vice President, Chemistry and Director, Process Chemistry
Laurence E. Burgess, Ph.D.	41	Senior Director, Medicinal Chemistry and Lead Optimization
John A. Josey, Ph.D.	42	Senior Director, Lead Generation
Steven A. Boyd, Ph.D.	46	Director, Medicinal Chemistry
Joseph P. Lyssikatos, Ph.D.	38	Director, Lead Optimization
James P. Rizzi, Ph.D.	47	Director, Computational Technology
James D. Winkler, Ph.D.	48	Director, Discovery Biology

        Please see "PROPOSAL 1 ELECTION OF DIRECTORS—Board of Directors" above for the biographies of Mr. Conway, Dr. Koch and Dr. Snitman.

        R. Michael Carruthers has served as our Chief Financial Officer since December 1998, and served as Secretary from December 1998 until October 2002. Prior to joining Array, Mr. Carruthers was Chief Financial Officer from October 1993 until December 1998 of Sievers Instrument, Inc. From May 1989 until October 1993, Mr. Carruthers was the treasurer and controller for the Waukesha division of Dover Corporation. Mr. Carruthers is a Certified Public Accountant and was previously employed as an accountant with Coopers & Lybrand, LLP. Mr. Carruthers received a B.S. in accounting from the University of Colorado and an M.B.A. from the University of Chicago.

        John R. Moore has served as our Vice President and General Counsel since May 2002 and as Secretary since October 2002. Prior to joining Array, Mr. Moore was an associate for three years with the law firm of Wilson Sonsini Goodrich & Rosati where he negotiated transactions involving technology, intellectual property and products. From September 1992 to July 1996, and August 1996 to June 1999, Mr. Moore was an associate with the law firms of Kenyon & Kenyon and Arnold White & Durkee, respectively, where he focused on intellectual property matters. Mr. Moore received a J.D. from the University of North Carolina at Chapel Hill School of Law, a M.S. in Biochemistry from the University of Illinois at Urbana-Champaign and a B.S. in Chemistry from the University of North Carolina at Chapel Hill.

        Anthony D. Piscopio, Ph.D. has served as our Vice President, Chemistry and Director of Process Chemistry since May 1998. Prior to joining Array, Dr. Piscopio had been employed by Amgen Inc. since June 1995 in various capacities, including as a founder of Amgen's small molecule drug discovery program. While at Amgen, Dr. Piscopio worked in the area of protease inhibition and pioneered novel high-speed synthesis methodologies for the preparation of B-turn mimetics and other heterocyclic classes. From August 1992 until June 1995, Dr. Piscopio was employed with Pfizer, Inc.'s Inflammation Group and worked in the areas of G-protein coupled receptor modulation and computer-assisted design of protease inhibitors. Dr. Piscopio received a B.A. in chemistry from West Virginia University and a Ph.D. in synthetic organic chemistry from the University of Wisconsin-Madison, and completed his postdoctoral fellowship at the Scripps Research Institute in La Jolla, California as a National Institutes of Health Postdoctoral Fellow.

        Laurence E. Burgess, Ph.D. has served as our Senior Director of Medicinal Chemistry and Lead Optimization since May 1998. Prior to joining Array, Dr. Burgess had been employed by Amgen Inc. since August 1995 in various capacities, including as a project leader in its small molecule drug discovery research program in the areas of respiratory and allergic disease. From February 1992 until August 1995, Dr. Burgess was employed by Pfizer Central Research, working in the areas of inflammation and immunology. Dr. Burgess received a B.S. in chemistry from the Georgia Institute of Technology and a Ph.D. from the University of Texas, and completed his postdoctoral research at Colorado State University.

        John A. Josey, Ph.D. has served as our Senior Director of Lead Generation since May 1998. Prior to joining Array, Dr. Josey had been employed by Amgen Inc. since September 1995 in the New Leads/Combinatoral Chemistry Group of Amgen's small molecule drug discovery program. From August 1991 until September 1995, Dr. Josey was a research investigator in the Medicinal Chemistry Department of Glaxo Research Institute. Dr. Josey received a B.S. in chemistry from Colorado State University and a Ph.D. in organic chemistry from the University of Texas at Austin, and was a Damon Runyon-Walter Winchell Fellow at the California Institute of Technology.

        Steven A. Boyd, Ph.D. has served as our Director of Medicinal Chemistry since October 2000. Prior to joining Array, Dr. Boyd previously was Senior Group Leader in the Pharmaceutical Products Division of Abbott Laboratories, where his research areas included drug discovery in cardiovascular, inflammatory, immunological, and metabolic diseases. Dr. Boyd received a B.A. in chemistry from the University of Oregon Honors College and a Ph.D. in organic chemistry from the University of California, Los Angeles. He was a National Cancer Institute post-doctoral fellow at the University of Wisconsin.

        Joseph P. Lyssikatos, Ph.D. has served as Director of Lead Optimization since May 2003. Before joining Array, Dr. Lyssikatos had been employed by Thios Pharmaceuticals to build and lead their medicinal chemistry and in-vitro pharmacology groups. From 2001 until 2002, Dr. Lyssikatos was employed by Array, most recently serving as Senior Group Leader for the Company's proprietary oncology and inflammation research programs. Prior to joining Array, Dr. Lyssikatos was employed for nine years by Pfizer Inc., focusing on various research areas, including PDGFR inhibitors, Ftase inhibitors, immune stimulants and antibacterials. Dr. Lyssikatos received a B.S. in chemistry from The College of William and Mary and a Ph.D. from The University of California at Berkeley.

        James P. Rizzi, Ph.D. has served as our Director of Computational Technology since February 2001. Prior to joining Array, Dr. Rizzi served as Senior Director of Business Development for Tripos Inc. from May 1999 to February 2001. Dr. Rizzi was Head of Chemistry and Structural Biology for Source Pharmaceuticals from May 1998 to May 1999, and was a Lab Head at Amgen, Boulder in charge of computational chemistry from October 1995 to May 1998. From July 1981 to September 1995, Dr. Rizzi was at Pfizer Central Research where his early career focused on medicinal chemistry in the fields of diabetes and immunology. In September 1989, he joined the computational chemistry group at Pfizer. His responsibilities included support of the CNS, inflammation, immunology and infectious disease areas. Dr. Rizzi received a B.S. degree in chemistry from Hofstra University and a Ph.D. in synthetic chemistry from the University of Rochester.

        James D. Winkler, Ph.D. has served as our Director of Discovery Biology since May 2002. Prior to joining Array, Dr. Winkler spent 15 years at GlaxoSmithKline (GSK), most recently serving as associate director in their department of Oncology Research. Dr. Winkler focused on tumor cell biology in vivo models within specific areas including angiogenisis, cell cycle regulation, apoptosis, antibody-directed therapy and novel target discovery. Over the last four years, Dr. Winkler helped build GSK's Oncology Research team to more than twice its original size, with a robust development pipeline and a diverse discovery portfolio. Prior to his oncology position, Dr. Winkler held various positions at GSK, including assistant director of Immunopharmacology. He is the author or co-author of 75 scientific articles and inventor on several patents. Dr. Winkler received a B.A. in biochemistry from Princeton University and a Ph.D. in pharmacology from the Medical College of Pennsylvania.

EXECUTIVE COMPENSATION

Summary Compensation Table

        The following table sets forth compensation paid to or earned by our Chief Executive Officer and each of our named executive officers who were serving as executive officers as of June 30, 2003.

					Long-Term Compensation Awards
		Annual Compensation
					Securities Underlying Options (#)
Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)				All Other Compensation ($)
Robert E. Conway Chief Executive Officer	2003 2002 2001	$290,000 266,667 225,000	$	— — —	24,750 325,000 —	(3)	$3,708 3,900 34,778	(2) (2) (1)
Kevin Koch, Ph.D. President and Chief Scientific Officer	2003 2002 2001	240,000 208,333 175,000		— — —	17,550 227,300 33,789	(4)	4,233 3,817 3,208	(2) (2) (2)
David L. Snitman, Ph.D. Chief Operating Officer and Vice President, Business Development	2003 2002 2001	230,000 198,333 175,000		— — —	16,770 227,300 33,789	(4)	4,025 3,717 2,040	(2) (2) (2)
John R. Moore Vice President, General Counsel and Secretary	2003 2002 2001	205,000 35,743 —		— — —	5,330 50,000 —		19,060 715 —	(5) (2)
Anthony D. Piscopio, Ph.D. Vice President, Chemistry and Director, Process Chemistry	2003 2002 2001	190,000 165,000 145,400		— — —	13,650 137,682 29,432	(4)	1,108 2,900 2,454	(2) (2) (2)

(1)
Consists of reimbursement of $30,934 for taxes paid by Mr. Conway associated with relocation expenses and employer match under our defined contribution plan of $3,844 in fiscal year 2001.

(2)
Consists of employer match under our defined contribution plan.

(3)
Includes 300,000 shares granted upon renewal of Mr. Conway's employment agreement, net of the voluntary cancellation of 100,000 shares underlying this option grant.

(4)
Includes a retention option grant, which are generally granted once every four years to our employees, and a bonus stock option grant.

(5)
Consists of reimbursement for relocation expenses in fiscal year 2003, and reimbursement of $3,904 for taxes paid by Mr. Moore associated with such relocation expenses and employer match under our defined contribution plan of $4,016 in fiscal year 2003.

Option Grants in Last Fiscal Year

        The following table shows information relating to options to purchase common stock granted to the named executive officers during the fiscal year ended June 30, 2003:

	Individual Grants
		Percent of Total Options Granted to Employees in Fiscal Year(2)			Potential Realizable Value at Assumed Annual Rates of Share Price Appreciation for Option Term(3)
	Number of Securities Underlying Options Granted(1)
Name			Exercise Price ($/Sh)	Expiration Date
					5%	10%
Robert E. Conway	24,750	2.5%	$4.75	01/15/13	$73,934	$187,364
Kevin Koch, Ph.D.	17,550	1.8	8.48	07/01/12	93,595	237,187
David L. Snitman, Ph.D.	16,770	1.7	8.48	07/01/12	89,435	226,645
John R. Moore	5,330	0.5	8.48	07/01/12	28,425	72,035
Anthony D. Piscopio, Ph.D.	13,650	1.4	8.48	07/01/12	72,796	184,479

(1)
All options described in the table above become exercisable in four equal annual installments beginning on the date of grant and have a term of ten years from the date of grant.

(2)
Based on options to purchase an aggregate of 991,458 shares of common stock granted to our employees in the fiscal year ended June 30, 2003.

(3)
Potential realizable values are computed by multiplying: (1) the difference between the (i) the product of the per-share market price at the time of grant and the sum of one plus the assumed stock price appreciation rate compounded annually over the term of the option, and (ii) the per-share exercise price of the option; and (2) the number of securities underlying the option grant as of June 30, 2003. The 5% and 10% assumed annual rates of stock appreciation are mandated by rules of the Securities and Exchange Commission and do not represent our estimate or projection of future common stock prices.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

        The following table shows information concerning options held by the named executive officers at June 30, 2003.

	Shares Acquired on Exercise (#)		Number of Securities Underlying Unexercised Options at June 30, 2003 (#)		Value of Unexercised In-the-Money Options at June 30, 2003 ($)(2)
Name		Value Realized ($)(1)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Robert E. Conway(3)	—	$—	660,000	249,750	$1,416,800	$0
Kevin Koch, Ph.D.	—	—	110,443	198,389	148,030	26,663
David L. Snitman, Ph.D.	—	—	122,633	197,609	181,522	26,663
John R. Moore	—	—	12,500	42,830	0	0
Anthony D. Piscopio, Ph.D.	—	—	91,126	125,940	156,555	23,226

(1)
The value realized upon exercise of stock options has been calculated based on the fair market value of our common stock on the respective exercise dates, minus the respective exercise prices for the options. This calculation does not necessarily indicate that the optionee sold stock on that date and at that price, or at all.

(2)
The value of unexercised in-the-money options has been calculated based on the closing price of $3.13 per share of common stock on June 30, 2003, as reported on the Nasdaq National Market, less the applicable exercise price per share, multiplied by the number of shares underlying these options.

(3)
Does not include 100,000 shares underlying options granted to Mr. Conway on November 20, 2001, that were voluntarily cancelled in April 2002.

Employment Agreements

        Robert E. Conway.    Effective November 15, 2001, we entered into an employment agreement with Mr. Conway to serve as our Chief Executive Officer. The agreement was entered into at the end of the term of Mr. Conway's prior employment agreement with us, is for an initial term of four years and may be renewed for additional one-year terms. Either party may terminate the agreement for any reason upon 30 days' prior notice to the other party during the initial term or any additional term. Under the agreement, we will pay Mr. Conway an annual salary of $275,000, subject to subsequent adjustment at the discretion of the Board of Directors. In addition, we granted to Mr. Conway options to purchase 400,000 shares of our common stock in November 2001. In April 2002, Mr. Conway elected to cancel 100,000 of these shares, which were returned to the option pool for future grant. The options vest in equal annual installments over a four-year period, subject to his continued employment. If Mr. Conway terminates his employment agreement, he would be entitled to exercise any vested options during the 90-day period following such termination. Mr. Conway is also eligible to receive a cash and/or equity performance bonus each fiscal year based on a percentage of his base salary if he meets performance criteria established by our Board of Directors. We also agreed to reimburse Mr. Conway for reasonable out-of-pocket expenses he incurred in connection with his performance of services under this agreement.

        If Mr. Conway's employment is terminated as a result of his disability or by us without cause, we agreed to pay him a severance payment equal to one year of his base salary in equal monthly installments and he would be entitled to receive, pro-rated to the date of termination, any cash and/or equity performance bonus he would have received for that year. If Mr. Conway's employment is terminated following certain changes in control of our company, we agreed to pay him severance equal to two years of his base salary in equal monthly installments. All options granted to Mr. Conway under the agreement would become fully vested upon certain changes in control of our company. Mr. Conway agreed to execute a release acceptable to us in consideration for our severance obligations under the agreement. If Mr. Conway terminates his employment without cause or if we terminate his employment for cause, he will not receive any severance payments, performance bonus or acceleration of any of his options granted to him under the agreement. Mr. Conway is also subject to a non-compete agreement in which he agreed during the term of his employment and for the two years thereafter not to engage in any competing activities in the United States or within a 50-mile radius of any area where we are doing business and not to recruit or solicit any of our employees or customers.

        Other Executive Officers.    Effective September 1, 2000, we entered into employment agreements with Dr. Koch, Dr. Snitman, Dr. Piscopio and Mr. Carruthers and effective as of March 4, 2002, we entered into an employment agreement with Mr. Moore. These agreements are for an initial term of two years and may then be renewed for additional one-year terms. In September 2002, we renewed the employment agreements with Dr. Koch, Dr. Snitman, Dr. Piscopio and Mr. Carruthers for additional two-year terms. Either party may terminate for any reason upon 30 days' prior notice to the other. Under these agreements we will pay the employees annual salaries ranging from $165,000 to $240,000, subject to subsequent adjustment. If the employee is terminated as a result of disability or by us without cause, including a reduction in the employee's salary, we have agreed to pay the employee a severance payment equal to the greater of one year, or the remaining term, of his then-current base salary in equal monthly installments and to cause any unvested options to vest. Upon a change of control of the company, 75% of such employee's outstanding options will vest and the remaining 25% of such options will vest one year later, if the employee is still working for us. If an employee decides to terminate his employment following a change of control, he would be entitled to receive the same severance payments described above as if his employment were terminated by us without cause. Each of these employees is also subject to a non-compete agreement in which he has agreed for a period of two years following his termination not to engage in any competing activities within a 50-mile radius of any area where we are doing business and not to recruit or solicit any of our employees or customers.

Retirement Savings Plan

        We maintain a 401(k) savings plan that is intended to be a qualified retirement plan under the Internal Revenue Code. Generally, all of our employees, excluding leased and intern employees, are eligible to participate in the plan. They may enter the plan at the first calendar quarter following their original employment date; at this point participants may make salary deferral contributions to the savings plan, subject to the limitations imposed by the Internal Revenue Code. Currently, Array matches 50% of the first 4% of each participant's semi-monthly contribution. In addition, Array may make annual discretionary profit sharing contributions in an amount to be determined at the plan year-end by the Board of Directors. Participants' contributions may be invested in any of several investment alternatives. Participants become vested in our contributions according to a graduated vesting schedule based upon length of service with us.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

        The Compensation Committee of the Board of Directors has prepared the following report on Array's policies with respect to the compensation of executive officers for the fiscal year ended June 30, 2003. This report, as well as the performance graph on page 17, are not soliciting materials, are not deemed filed with the SEC and are not incorporated by reference in any filing of Array under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date of this Proxy Statement and irrespective of any general incorporation language in any such filing.

        The Compensation Committee is authorized to determine the compensation of Array's executive officers and administer Array's various incentive compensation, stock and benefit plans, and works closely with the Board of Directors in carrying out its duties. No current member of the Compensation Committee is or has been an employee of Array. During fiscal year 2003, the Compensation Committee consisted of Kyle A. Lefkoff and Francis J. Bullock, Ph.D. Robert W. Overell, Ph.D., was a member of our Compensation Committee until his resignation in October 2002, at which time Dr. Caruthers was appointed. The Compensation Committee's responsibilities are described in a written charter, which was amended and restated in January 2003 and is attached as an appendix to this Proxy Statement.

Compensation Policies Toward Executive Officers

        Overview.    Array's compensation policies are designed to attract, motivate and retain experienced and qualified executives and support the attainment of Array's strategic objectives. To achieve these goals, the Compensation Committee seeks to provide industry competitive salaries, bonuses either in cash or in stock options based on the achievement of certain annual operational and financial objectives and on individual merit, and stock option grants to executives when they are hired.

        In setting compensation, the Compensation Committee considers individual contribution, teamwork and performance level as well as the executive's total compensation package, including insurance and other benefits. The Committee does not rely exclusively on quantitative methods to set compensation.

        Base Salaries.    Base salaries are initially determined by evaluating the responsibilities of the position, the experience and knowledge of the individual, and the competitive marketplace for executive talent. The Compensation Committee annually reviews and adjusts base salaries of executive officers based upon, among other things, individual performance, responsibilities and the evaluation of the Chief Executive Officer. The Compensation Committee does not assign specific weights to any particular factors affecting base salary levels.

        Bonuses.    Executive officers, including the Chief Executive Officer, are eligible for annual cash and/or stock option bonuses equal to a varying percentage of their base salary, based on both corporate and individual performance targets established annually by the Board of Directors. The annual bonus amount is based on objective financial targets that include revenues, profits, new orders and collaborations, and on operational goals related to staffing, facilities, internal programs and other factors relating to individual merit.

        Stock Options.    The Compensation Committee and the Board of Directors believe that grants of stock options to Array's executives provide meaningful long-term incentives that increase stockholder value and are critical in attracting and retaining skilled executive personnel. The Compensation Committee generally grants options to new executive officers and other key employees when they are hired by Array and annually reviews making additional grants to executives and employees either as bonus awards or as awards aimed at retaining key employees. Options generally have an exercise price equal to the fair market value on the grant date, vest over a period of four years and expire ten years after grant. The full benefit of the options is realized upon appreciation of the stock price in future periods, thus providing an incentive to create long-term value for Array's stockholders through appreciation of our stock price.

        Other.    Array has adopted a contributory retirement plan, or 401(k) plan, for all regular employees. Participants may contribute up to 60% of pretax compensation, subject to certain limitations. Currently, Array matches 50% of the first 4% of each participant's semi-monthly contribution, and this contribution vests according to a graduated vesting schedule based upon length of service with us. In addition, Array may make annual discretionary profit sharing contributions in an amount to be determined at the plan year-end by the Board of Directors.

        The Compensation Committee also administers Array's Employee Stock Purchase Plan, referred to as the ESPP. The ESPP gives substantially all regular employees an opportunity to purchase shares of common stock through payroll deductions of up to 15% of eligible compensation, not to exceed $25,000 of fair value annually. Participant account balances are used to purchase stock at the lesser of 85% of the fair market value on the first trading day of the participant's offering period or the last trading day of the purchase period. A total of 1,200,000 shares of common stock are reserved for issuance under the ESPP, and, as of June 30, 2003, there were 579,333 shares remaining available for purchase.

Chief Executive Officer Compensation

        The executive compensation policies described above are applied in setting Mr. Conway's compensation. Accordingly, his compensation also consists of annual base salary, annual cash and/or stock option bonus and long-term equity-linked compensation. The Compensation Committee's general approach in establishing Mr. Conway's compensation is to be competitive with peer companies, but to base a large percentage of his target compensation, by means of grants of performance-based stock options, on Array's long-term performance.

Compensation Deductibility Policy

        Under Section 162(m) of the Internal Revenue Code and applicable Treasury regulations, no tax deduction is allowed for annual compensation in excess of $1,000,000 paid to any of Array's five most highly compensated executive officers. However, performance-based compensation that has been approved by stockholders is excluded from the $1,000,000 limit if, among other requirements, the compensation is payable only upon attainment of pre-established, objective performance goals and the board committee that establishes such goals consists only of "outside directors" as defined for purposes of Section 162(m). The Compensation Committee intends to maximize the extent of tax deductibility of executive compensation under the provisions of Section 162(m) so long as doing so is compatible with the Company's compensation policies outlined above. The Board of Directors and the Compensation

Committee reserve the authority to award non-deductible compensation in other circumstances as they deem appropriate. Further, because of ambiguities and uncertainties as to the application and interpretation of Section 162(m) and the regulations issued thereunder, no assurance can be given, notwithstanding our efforts, that compensation intended by Array to satisfy the requirements for deductibility under Section 162(m) does in fact do so.

Respectfully submitted,
Compensation Committee Kyle A. Lefkoff Francis J. Bullock, Ph.D. Marvin H. Caruthers, Ph.D.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        No current member of the Compensation Committee has been an officer or employee of Array at any time. None of our executive officers serve as a member of the Board of Directors or Compensation Committee of any other company that has one or more executive officers serving as a member of our Board of Directors, nor has such a relationship existed in the past.

PERFORMANCE GRAPH

        Notwithstanding anything to the contrary set forth in any of our filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate other filings with the Securities and Exchange Commission, including this Proxy Statement, in whole or in part, the following Performance Graph and Report on Executive Compensation shall not be incorporated by reference into any such filings.

        The following graph presents a comparison of the cumulative total return on our common stock, the Nasdaq Stock Market (U.S. Companies) Index, the Nasdaq Pharmaceutical Index and the Nasdaq Biotechnology Index. This graph assumes that on November 17, 2000, the date of our initial public offering, $100 was invested in our common stock and in the other indices, and that all dividends were reinvested and are weighted on a market capitalization basis at the time of each reported data point. Past financial performance should not be considered to be a reliable indicator of future performance, and investors should not use historical trends to anticipate results or trends in future periods.

Value as of:	Array BioPharma Inc.	The Nasdaq Stock Market (U.S. Companies) Index	Nasdaq Pharmaceutical Index	Nasdaq Biotechnology Index
11/00	$100.00	$100.00	$100.00	$100.00
12/00	119.17	81.15	98.22	98.56
3/01	71.67	60.56	72.73	74.21
6/01	121.33	71.42	90.35	90.60
9/01	120.27	49.55	72.84	71.87
12/01	198.13	64.41	83.70	82.07
3/02	172.67	61.03	74.88	73.43
6/02	128.53	48.65	53.09	49.00
9/02	103.87	39.04	48.94	45.73
12/02	74.00	44.53	54.08	50.46
3/03	56.93	44.80	58.52	55.36
6/03	41.73	54.02	73.43	66.93

CERTAIN RELATIONSHIPS AND TRANSACTIONS

        Prior to our initial public offering and in connection with the sale and issuance of our Series A preferred stock in May 1998, and August 1998, our Series B preferred stock in November 1999, and our Series C preferred stock in August 2000, we entered into an agreement with the investors in such financings providing for registration rights with respect to the shares of common stock, including those issuable upon conversion of each series of preferred stock. The holders of up to approximately 8.1 million shares of our common stock, or their transferees, are entitled to require the registration of those shares under the Securities Act. Under an agreement with these holders, the holders of at least 30% of the shares of common stock held by such holders then outstanding may on up to two occasions require us to register their shares under the Securities Act, subject to some limitations described in the agreement. In addition, these holders can require us to include their shares in future registrations of our shares for our account or the account of another stockholder. These holders may also require us to register their shares on up to two occasions in any calendar year on Form S-3. These registration rights are subject to limitations and conditions, including the right of underwriters to limit the number of shares of common stock held by existing stockholders to be included in a registration. The registration rights as to any holder will terminate when all securities held by the holder entitled to registration rights can be sold within a three-month period under Rule 144 of the Securities Act and when the number of shares held by the holder is less than 1% of our outstanding capital stock on an as converted to common stock basis. In addition, we are generally required to bear all expenses of registration, including the reasonable fees of a single counsel acting on behalf of all selling stockholders, except underwriting discounts and selling commissions.

        Stock option grants to our directors and executive officers are described in this Proxy Statement under the heading "PROPOSAL 1 ELECTION OF DIRECTORS—Compensation of Directors" and "EXECUTIVE COMPENSATION." The beneficial ownership of shares of our common stock held by our officers, directors and 5% stockholders is described under "PRINCIPAL STOCKHOLDERS." In addition, we have employment agreements with our executive officers and some of our other employees, which are discussed under "EXECUTIVE COMPENSATION—Employment Agreements."

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers and certain stockholders to file reports with the SEC on Forms 3, 4 and 5 for the purpose of reporting their ownership of and transactions in common stock. During the fiscal year ended June 30, 2003, to our knowledge and based solely on copies of these reports furnished to us by our directors, executive officers and 10% beneficial shareholders, all Section 16(a) reports were timely filed.

INDEPENDENT PUBLIC ACCOUNTANTS

        Ernst & Young LLP has served as our independent auditor since our inception on February 6, 1998. Representatives from Ernst & Young LLP are expected to be present at the Annual Meeting, and will have an opportunity to make a statement at the Annual Meeting if they desire to do so and are expected to be available to respond to appropriate questions at the Annual Meeting.

STOCKHOLDER PROPOSALS FOR 2004 ANNUAL MEETING

Submission of Stockholder Proposals for Inclusion in Next Year's Annual Meeting Proxy Statement

        Any proposal or proposals by a stockholder intended to be included in the Proxy Statement and form of proxy relating to the 2004 Array Annual Meeting of Stockholders must be received by Array no later than June 3, 2004, (120 days prior to October 1, 2004) according to the proxy solicitation rules of the SEC, and must comply with the other proxy solicitation rules promulgated by the SEC and with the procedures set forth in our Bylaws. Proposals should be sent to the Secretary of Array at 3200 Walnut Street, Boulder, Colorado 80301. Nothing in this paragraph shall be deemed to require Array to include in its Proxy Statement and proxy relating to the 2004 Annual Meeting of Stockholders any stockholder proposal which may be omitted from the proxy materials according to applicable regulations of the SEC in effect at the time the proposal is received.

Other Stockholder Proposals for Presentation at Next Year's Annual Meeting

        A stockholder who wishes to submit a proposal for consideration at the 2004 Annual Meeting outside the processes of Rule 14a-8 under the Securities Exchange Act of 1934 and that will not be included in the Proxy Statement for such meeting must, in accordance with Section 2.2 of our Bylaws, file a written notice with the Secretary of Array which conforms to the requirements of the Bylaws. Our Bylaws are on file with the Securities and Exchange Commission, and may be obtained from our Secretary upon request. The officer who will preside at the stockholders meeting will determine whether the information provided in such notice satisfies the informational requirements of the Bylaws. Such notice of a stockholder proposal must be delivered no earlier than August 5, 2004, and no later than September 3, 2004. Any stockholder proposal that is not submitted in accordance with the foregoing procedures will not be considered to be properly brought before the 2004 Annual Meeting.

VOTING PROCEDURES AND COSTS OF PROXY SOLICITATION

        All votes will be tabulated by the inspector of election appointed for the Annual Meeting who will separately tabulate affirmative and negative votes, abstentions and shares represented by brokers who are prohibited from exercising discretionary authority because the beneficial owners of such shares have not provided voting instructions, commonly referred to as "broker non-votes." Shares represented by proxies that reflect abstentions and broker non-votes will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum. The election of directors will be approved by a plurality of the votes duly cast. Abstentions and broker "non-votes" are not counted for purposes of the election of directors. The ratification of the independent auditors will be approved by a favorable vote of a majority of the shares of our common stock present, in person or by proxy, and entitled to vote at the Annual Meeting. Broker non-votes and abstentions will not be counted for any purpose in determining the ratification of the independent auditors and will have no effect on these proposals.

        The cost of preparing, assembling and mailing the proxy materials will be borne by us. We will also request persons, firms and corporations holding shares in their names or in the names of their nominees, which shares are beneficially owned by others, to send the proxy materials to, and to obtain proxies from, such beneficial owners and will reimburse such holders for their reasonable expenses in doing so. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by our directors, officers or other regular employees. No additional compensation will be paid to directors, officers or other regular employees for such services.

        The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

        Your vote is important. Please complete the enclosed Proxy Card and mail it in the enclosed postage-paid envelope as soon as possible.

By Order of the Board of Directors,

John R. Moore Secretary

October 1, 2003

Appendix A

ARRAY BIOPHARMA INC.

AUDIT COMMITTEE CHARTER

January 2003

PURPOSE

        The primary responsibility of the Audit Committee (the "Committee") is to assist the Board of Directors (the "Board") in overseeing management's conduct of the Company's financial reporting process. The Committee performs this role by reviewing the financial reports and other financial information released by the Company, the Company's systems of internal accounting and financial controls, the annual independent audit of the Company's financial statements by the Company's independent auditors and the Company's legal compliance and ethics programs.

        The Committee has sole responsibility for the retention, compensation and oversight of the independent auditors. The independent auditors report directly to the Committee. The Committee also serves as an independent monitor of the Company's financial reporting process and internal controls and procedures. The Committee shall adopt procedures to allow the free flow of information to the Committee regarding the Company's internal controls and procedures for financial reporting and any concerns by officers or employees of the Company or the independent auditors regarding accounting and auditing matters.

        In discharging its oversight role, the Committee is empowered to investigate any matters brought to its attention. In such investigations, the Committee shall have full access to all books, records, facilities and personnel of the Company and the power to retain outside counsel, auditors or other experts. The Committee shall receive the funding reasonably necessary to retain the independent auditors to perform its audit and to retain any other experts required by the Committee to carry out its responsibilities.

MEMBERSHIP

        The Committee shall be comprised of not less than three members of the Board, each of whom shall be independent in accordance with the rules of The Nasdaq National Market and applicable law. Accordingly, no member shall have a relationship to the Company that would interfere with the exercise of his or her independence from management and the Company. Each member shall be able to read and understand financial statements, and at least one member of the Committee shall be a financial expert, as determined by the Board of Directors in accordance with the rules of The Nasdaq National Market, the rules and regulations of the SEC and any other applicable law.

        The members shall be appointed by the Board of Directors upon the recommendation of the Corporate Governance Committee. The Committee members shall annually appoint a Chairman of the Committee.

MEETINGS; ATTENDANCE

        The Committee shall meet at least quarterly. In addition, the Committee shall meet at least once annually with the independent auditors, and with the chief financial officer (and other management as appropriate) in separate sessions to discuss any matters that the Committee or these other individuals believe should be discussed privately and to resolve any disputes that may arise between management and the independent auditors. The Committee shall also meet at least quarterly with management to discuss the Company's system of internal controls and procedures for financial reporting and management's evaluation of the effectiveness of these controls.(1)

(1)
The Company's internal controls and procedures for financial reporting refer to controls and procedures designed to provide reasonable assurances that: (i) transactions are properly authorized; (ii) assets are safeguarded against unauthorized or improper use; and (iii) transactions are properly recorded and reported to permit the preparation of the Company's financial statements in accordance with GAAP.

        A majority of Committee members shall constitute a quorum, but members of the Committee should endeavor to be present, in person or by telephone, at all meetings. The Chairperson may request that members of management and representatives of the independent auditors be present at Committee meetings.

MINUTES OF MEETINGS

        Minutes of each meeting shall be prepared and sent to Committee members and presented to Company Directors who are not members of the Committee.

DETAILED RESPONSIBILITIES

        The Committee's job is one of oversight. While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditors.

        The following is a list of the regular functions of the Committee. These functions are set forth as a guide, with the understanding that the Committee may diverge from this guide as appropriate.

  1.
  The Committee shall have the sole authority to appoint the independent auditors to be retained by the Company and approve the compensation of the independent auditors. The Committee shall evaluate and have the sole authority to discharge or replace the independent auditors (subject, if deemed appropriate, to shareholder ratification).

  2.
  The Committee shall approve in advance the provision by the independent auditors of all services whether or not related to the audit. The Company shall provide for appropriate funding, as determined by the Committee, for payment of compensation to the independent auditors retained by the Company for the purpose of rendering or issuing an audit report.

  3.
  The Committee shall review the appointment and replacement of the lead independent audit partner to ensure rotation in accordance with applicable law.

  4.
  The Committee shall request from the independent auditors, a written statement describing all relationships between the independent auditors and the Company, as required by Independence Standards Board Standard Number 1. The Committee shall discuss with the independent auditors any such disclosed relationships and their impact on the independent auditors' independence, and recommend any necessary actions to the Board to confirm the independent auditors' independence.

  5.
  The Committee shall review the annual audited financial statements with management and the independent auditors, including (i) major issues regarding accounting and auditing principles and practices, (ii) the Company's disclosures under "Management's Discussion and Analysis of Results of Operations and Financial Condition," (iii) the adequacy of internal controls that could significantly affect the Company's financial statements, (iv) any material correcting adjustments that have been identified by the independent auditors, (v) any material off-balance sheet transactions, arrangements, obligations and other relationships of the Company with unconsolidated entities and (vi) other matters related to the conduct of the audit which are to be communicated to the Committee under Statement on Auditing Standards No. 61, Communications with Audit Committees.

  6.
  The Committee shall prepare the "Report of the Audit Committee" to be included in the Company's proxy statement, as required by the rules of the Securities and Exchange Commission.

  7.
  The Committee shall discuss with management and the independent auditors: (i) the annual internal control report of management required to be filed in the Company's Annual Report on Form 10-K, and (ii) the attestation of the independent auditors regarding the Company's internal controls and procedures for financial reporting given in connection with such annual internal control report. The Committee shall present to the Board of Directors any significant findings and recommendations to modify such internal controls and procedures.

  8.
  The Committee shall review with management and the independent auditors the Company's quarterly financial statements and the Company's disclosures under "Management's Discussion and Analysis of Results of Operations and Financial Condition" and any matters required to be discussed with the Committee by Statement on Auditing Standards No. 71, Interim Financial Information.

  9.
  The Committee shall review and discuss with management and the independent auditors the financial information contained in the Company's press releases and the Company's financial guidance prior to public release.

  10.
  The Committee shall request and review reports of the independent auditors on the Company's critical accounting policies and practices, including alternative treatments available under generally accepted accounting principles which the independent auditors have discussed with management, the ramifications of such alternative treatments and the treatment recommended by the independent auditors.

  11.
  The Committee shall request and review reports of the independent auditors on all material written communications between the independent auditors and management.

  12.
  At least once each fiscal quarter, the Committee shall discuss with management and the independent auditors: (i) all significant deficiencies and material weaknesses in the design or operation of the Company's internal controls and procedures for financial reporting which could adversely affect the Company's ability to record, process, summarize and report financial data required to be disclosed in filings with the SEC on a timely basis; (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal controls and procedures for financial reporting, (iii) the resolution of any identified weaknesses, and (iv) the assessments of such internal controls and procedures, and any significant changes in the internal controls and procedures, required to be disclosed in the Company's filings with the SEC or other publicly available documents.

  13.
  The Committee shall review the scope of the audit and plan for the annual audit prior to its implementation.

  14.
  The Committee shall adopt procedures for the receipt, retention and treatment of complaints received by the Company, and for the confidential, anonymous submission of concerns to the Committee by the Company's employees, relating to accounting, internal accounting controls or auditing matters.

  15.
  The Committee shall review and approve any related-party transactions involving the Company to the extent required by The Nasdaq National Market.

  16.
  The Committee shall review the adequacy of this Charter on an annual basis.

        In addition, the Committee shall perform such other functions as necessary and appropriate under law, the rules of The Nasdaq National Market, the Company's certificate of incorporation or bylaws and the resolutions and other directives of the Board of Directors.

* * * * *

Appendix B

ARRAY BIOPHARMA INC.

COMPENSATION COMMITTEE CHARTER

January 2003

PURPOSE

        The purpose of the Compensation Committee (the "Committee") of the Board of Directors of Array BioPharma Inc. (the "Company") is to assist the Board of Directors in establishing and implementing the compensation policies of the Company and monitoring compliance with such policies. The Company's compensation policies are intended to attract, motivate and retain experienced and qualified executives with compensation that is fair in relation to comparable public companies and that recognizes individual merit and overall business results. The policies are also intended to support the attainment of the Company's strategic objectives by tying the interests of executives with those of stockholders through operational and financial performance goals and equity-based compensation.

MEMBERSHIP

        The Committee shall be comprised of not less than three members of the Board. All Committee members shall be (i) a "non-employee director" within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934, as amended,(2) and (ii) an "outside director" within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended,(3) and shall otherwise meet the independence requirements of Nasdaq. The members shall be appointed by the Board of Directors upon the recommendation of the Corporate Governance Committee. The Committee members shall annually appoint a Chairman of the Committee.

(2)
SEC Rule 16b-3 defines "non-employee director" as a person who (a) is not currently an officer of the company (or a parent or subsidiary of the company), (b) does not receive significant direct or indirect compensation from the company for any services performed other than services as a director, and (c) has no interest in any significant transactions or business relationships with the company.

(3)
IRC Section 162(m) defines an "outside director" as a director who is not a current or former employee of the corporation and if the director does not receive significant direct or indirect compensation in any capacity other than as a director.

MEETINGS; ATTENDANCE

        The Committee shall meet at least once annually, or more frequently as the Committee deems appropriate. Members of the Committee should endeavor to be present, in person or by telephone, at all meetings; however, a majority of Committee members shall constitute a quorum. As necessary, the Chairperson may request members of management be present at meetings, however no member of management shall be present at the meeting, or portion of the meeting, at which his or her compensation or performance is discussed.

MINUTES OF MEETINGS; CONSENT TO ACTION

        Minutes of each meeting shall be prepared and sent to Committee members and presented to Company Directors who are not members of the Committee. Any action required or permitted to be taken at a meeting of the members of the Committee may be taken without a meeting if a consent in writing setting forth the action is signed by all of the members of the Committee. Such consent shall have the same force and effect as a unanimous vote. The Committee will file all written consents with the minutes of the proceedings of the Committee.

        All actions of the Committee will be reported to the Board at the next meeting following such action. In addition, the Committee will provide an annual report to the Board of Directors regarding the status and disposition of its duties for the year.

KEY RESPONSIBILITIES

        Executive Compensation.    The primary components of executive compensation are industry competitive salaries, bonuses of cash and/or stock options based on annual operational and financial objectives and on individual merit, and stock option grants to executives when they are hired and periodic retention stock option grants. In setting compensation, the Compensation Committee shall consider individual contributions, teamwork and performance level as well as the executive's total compensation package, including insurance and other benefits. The Committee's responsibilities with respect to compensation of the executive officers and other key employees of the Company include the following:

  1.
  Meet at least annually to review the total compensation package of the Chief Executive Officer and other members of senior management, and recommend for approval by the independent Directors of the Board the compensation for the Chief Executive Officer and other members of senior management and key employees for the upcoming year.

  2.
  Meet at least annually to discuss the performance evaluation of the Chief Executive Officer based on achievement of performance objectives established in the prior year and individual merit. Based on this evaluation, recommend for approval by the independent Directors of the Board the annual cash and/or stock option bonus compensation for the Chief Executive Officer.

  3.
  Meet at least annually with the Chief Executive Officer and other senior management to discuss the performance evaluation of senior management and other key employees based on achievement of performance objectives established in the prior year and individual merit. Based on these evaluations, determine the annual cash and/or stock option bonus compensation for senior management and other key employees, other than the Chief Executive Officer.

  4.
  Meet at least annually to develop appropriate performance goals for the Chief Executive Officer and other members of senior management for the next year for purposes of determining bonus compensation. The Chief Executive Officer may participate in meetings of the Committee held to discuss performance goals for the other members of senior management. The chair of the Compensation Committee will present the performance goals to the independent Directors for approval.

  5.
  Review at least annually market data to assess the Company's competitive position for all components of compensation for the Chief Executive Officer and senior management to ensure the Company is competitive with comparable public companies.

  6.
  Prepare the "Report of the Compensation Committee" to be included in the Company's proxy statement, as required by the rules of the Securities and Exchange Commission.

        Equity Plans.    With respect to the administration of any stock option and restricted stock plan, employee stock purchase plan, profit-sharing plan or other, similar plan of the Company (a "Plan"), the Committee shall:

  1.
  Have and is hereby delegated the full power and authority (a) to administer any Plan, including, without limitation, the power to select persons to whom grants thereunder are made, the power to determine the terms and type of any such grant under any discretionary-grant plan (including the number of shares subject to such grant), the power to establish vesting schedules and the type and amounts of consideration, if any, paid to the Company for any stock issuable under any Plan and the power to otherwise administer any Plan.

  2.
  Recommend to the Board of Directors the adoption of amendments to any Plans or modifying or canceling any existing grants under such Plans.

  3.
  Review annually the sufficiency of the shares available for grant under the Plans based on the Company's goals for hiring, bonus and retention grants, and assess the Company's competitive position with respect to levels of equity compensation, vesting schedules and other terms with comparable public companies.

        Board of Directors.    The Committee shall annually review and recommend for approval by the full Board the retainer and meeting fees for non-employee members of the Board and committees of the Board and the terms and awards of stock compensation for members of the Board under the Company's Stock Option and Incentive Plan, or similar equity incentive plan adopted by the Company and approved by the stockholders.

        Consultants.    The Committee has the power and authority to retain consultants of its selection to advise it with respect to the Company's salary and incentive compensation and benefits programs. It shall have the sole authority to approve the consultants' fees and other retention terms.

        The Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

        In addition, the Committee shall perform such other functions as necessary and appropriate under law, the rules of the Nasdaq Stock Market, the Company's certificate of incorporation or bylaws and the resolutions and other directives of the Board of Directors.

* * * * *

REVOCABLE PROXY

ARRAY BIOPHARMA INC.
3200 Walnut Street, Boulder, Colorado 80301

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD OCTOBER 30, 2003

        The undersigned stockholder of Array BioPharma Inc. (the "Company") hereby appoints Robert E. Conway and John R. Moore, and each of them, as attorneys and proxies of the undersigned, with full power of substitution and with authority in each of them to act in the absence of the other, to vote and act for the undersigned stockholder at the Annual Meeting of Stockholders to be held at 2:00 p.m., Mountain Standard Time, on October 30, 2003, at the Hotel Boulderado, 2115 13th Street, Boulder, Colorado 80302, and at any adjournments or postponements thereof, upon the following matters and in accordance with the following instructions, with discretionary authority as to any and all other business that may properly come before the meeting.

        The undersigned hereby acknowledges prior receipt of a copy of the Notice of Annual Meeting of Stockholders and Proxy Statement dated October 1, 2003 and the Company's Annual Report to Stockholders, and hereby revokes any proxy or proxies heretofore given. This proxy may be revoked at any time before it is voted by delivering to the Secretary of the Company either a written revocation of proxy or a duly executed proxy bearing a later date, or by, appearing at the Annual Meeting and voting in person.

PLEASE MARK, SIGN, DATE AND RETURN PROMPTLY, USING THE ENCLOSED ENVELOPE, TO ENSURE A QUORUM AT THE ANNUAL MEETING. IT IS IMPORTANT TO RESPOND, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. DELAY IN RETURNING YOUR PROXY MAY SUBJECT THE COMPANY TO ADDITIONAL EXPENSE.

Proposal One:	Re-election of two directors to the Board of Directors to serve a term of three years, or until their successors have been duly elected and qualified.
Nominees:	Francis J. Bullock, Ph.D. Kevin Koch, Ph.D.
☐ FOR all nominees listed above.
☐ WITHHOLD AUTHORITY to vote for all nominees
☐ WITHHOLD AUTHORITY to vote for all nominees EXCEPT:
(fill in nominee's name(s))
Proposal Two:	Ratification of the appointment of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending June 30, 2004.
	☐ FOR	☐ AGAINST	☐ ABSTAIN

WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED "FOR"
PROPOSALS ONE AND TWO IF UNMARKED, UNLESS CONTRARY DIRECTION IS GIVEN.

If you receive more than one proxy card, please sign and return all cards in the accompanying envelope.

☐
MARK HERE IF YOU PLAN TO VOTE YOUR SHARES AT THE ANNUAL MEETING.

Date:	, 2003.

(Signature of Stockholder or Authorized Representative)
(Print name)
Date:	, 2003.

(Signature of Stockholder or Authorized Representative)
(Print name)

Please sign exactly as your name appears on this Proxy. When shares are held jointly, each holder should sign. When signing as an executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

QuickLinks

PROPOSAL 1 ELECTION OF DIRECTORS
PROPOSAL 2 RATIFICATION OF INDEPENDENT AUDITORS
AUDIT COMMITTEE REPORT
PRINCIPAL STOCKHOLDERS
EXECUTIVE OFFICERS AND OTHER KEY EMPLOYEES
EXECUTIVE COMPENSATION
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
PERFORMANCE GRAPH
CERTAIN RELATIONSHIPS AND TRANSACTIONS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
INDEPENDENT PUBLIC ACCOUNTANTS
STOCKHOLDER PROPOSALS FOR 2004 ANNUAL MEETING
VOTING PROCEDURES AND COSTS OF PROXY SOLICITATION
ARRAY BIOPHARMA INC. AUDIT COMMITTEE CHARTER
ARRAY BIOPHARMA INC. COMPENSATION COMMITTEE CHARTER